UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 6, 2014

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2014, Hudson Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., for itself and as representative (the “Representative”) of Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC (collectively, the “Underwriters”), in connection with an underwritten offering (the “Offering”) of 6,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, an aggregate of 6,000,000 shares of common stock at a price of $2.3375 per share, and the price to the public was $2.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30 day option to purchase up to 900,000 additional shares of its common stock to cover over-allotments, if any (collectively, the “Option Shares” and together with the Firm Shares, the “Shares”). The Company will also reimburse certain expenses incurred by the Underwriters in the Offering.

The Company estimates gross proceeds from the Offering to be approximately $15,000,000 (assuming no exercise of the Underwriters’ over-allotment option), before deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes which may include, among other things, funding acquisitions, although the Company has no present commitments or agreements with respect to any such transactions. The Company may also use a portion of the proceeds to reduce or repay indebtedness under its loan agreement with its existing commercial lender.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended and other agreements and obligations of the parties. The closing with respect to the sale of the Firm Shares is expected to be held on or about June 11, 2014, subject to customary closing conditions.

The Shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-185490) which became effective on January 22, 2013.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any common stock held by them for 90 days after June 6, 2014 without first obtaining the written consent of the Representative, subject to certain exceptions, extensions and terms as set forth in the Agreement.

A copy of the opinion of Blank Rome LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure.

On June 6, 2014, the Company issued a press release announcing the pricing of the Shares in the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement between William Blair & Company, L.L.C., for itself and as representative of the several underwriters, and Hudson Technologies, Inc., dated June 6, 2014
Exhibit 5.1	Opinion of Blank Rome LLP
Exhibit 23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
Exhibit 99.1	Press Release of Hudson Technologies, Inc., dated June 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: June 6, 2014	By:	_/s/ Stephen P. Mandracchia________________
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary